     As filed with the Securities and Exchange Commission on March 20, 1997

                                                  Registration No.333-20489
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                        -------------------------------
                                PRE-EFFECTIVE
                                 AMENDMENT NO. 2
                                       TO
                                   FORM SB-2
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                      ----------------------------------

                          ROCKY FORD FINANCIAL, INC.
                  ------------------------------------------
                (Name of Small Business Issuer in Its Charter)

          DELAWARE                              6035                         REQUESTED
-------------------------------    ----------------------------        ---------------------
(State or other jurisdiction of    (Primary standard industrial          (I.R.S. employer
incorporation or organization)      classification code number)       identification number)


              801 SWINK AVENUE, ROCKY FORD, COLORADO  81067-0032
                               (719) 254-7642
--------------------------------------------------------------------------------
       (Address and telephone number of principal executive offices and principal place of business)

                       MR. KEITH E. WAGGONER, PRESIDENT
                          ROCKY FORD FINANCIAL, INC.
                               801 SWINK AVENUE
                       ROCKY FORD, COLORADO  81067-0032
                                (719) 254-7642
 -------------------------------------------------------------------------------
          (Name, address, and telephone number of agent for service)

                 PLEASE SEND COPIES OF ALL COMMUNICATIONS TO:
                           Allan D. Housley, Esquire
                           Howard S. Parris, Esquire
                      Housley Kantarian & Bronstein, P.C.
                       1220 19th Street, N.W., Suite 700
                            Washington, D.C.  20036

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.    [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.   [_]



          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

     * Estimated.

ITEM 27.  EXHIBITS:

          The exhibits schedules filed as a part of this registration statement are as follows:


*    1.1   Engagement Letter with Trident Securities, Inc.

*    1.2   Form of Agency Agreement with Trident Securities, Inc.

*    2     Plan of Conversion

*    3.1   Certificate of Incorporation of Rocky Ford Financial, Inc.

*    3.2   Bylaws of Rocky Ford Financial, Inc.

*    4     Form of Common Stock Certificate of Rocky Ford Financial, Inc.

*    5     Opinion of Housley Kantarian & Bronstein, P.C. regarding legality of securities being registered

*    8.1   Federal Tax Opinion of Housley Kantarian & Bronstein, P.C.

*    8.2   State Tax Opinion

*    8.3   Opinion of Ferguson & Company as to the value of subscription rights for tax purposes

*    10.1  Proposed Employment Agreement between Rocky Ford Federal Savings and Loan Association and Keith E. Waggoner

*    10.2  Proposed Employment Agreement between Rocky Ford Financial, Inc.
           and Keith E. Waggoner

*    10.3  Proposed Rocky Ford Financial, Inc. 1997 Stock Option and
           Incentive Plan

*    10.4  Proposed Rocky Ford Financial, Inc. Management Recognition Plan

*    10.5  Rocky Ford Federal Savings and Loan Association Retirement Plan
           for Directors and Senior Officer

*    10.6  Proposed Rocky Ford Federal Savings and Loan Association Incentive
           Compensation Plan

*    23.1  Consent of Grimsley, White & Company

*    23.2  Consent of Housley Kantarian & Bronstein, P.C. (in opinion filed as
           Exhibit 5)

*    23.3  Consent of Ferguson & Company

*    24    Power of Attorney

*    27    Financial Data Schedule

*    99.1  Proxy statement and form of proxy for solicitation of members of
           Rocky Ford Federal Savings and Loan Association

*    99.2  Proposed Stock Order Form and Form of Certification

*    99.3  Miscellaneous Marketing Materials

     99.4  Appraisal Report


_______________


* Previously filed.

                                  SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amended registration statement to be signed on its behalf by the undersigned, in the City of Rocky Ford, State of Colorado, on March 19, 1997.

                                    ROCKY FORD FINANCIAL, INC.


                                    By: /s/ Keith E. Waggoner
                                        ----------------------------------
                                        Keith E. Waggoner
                                        President and Chief Executive Officer
                                        (Duly Authorized Representative)



     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.


     Signatures                  Title                            Date
     ----------                  -----                            ----
/s/ Keith E. Waggoner        President and Chief               March 19, 1997
------------------------
Keith E. Waggoner            Executive Officer
                             (Principal Executive, Financial
                             and Accounting Officer)

* /s/ Donald F. Gause        Chairman of the Board
------------------------
Donald F. Gause              of Directors

* /s/ Norman Bailey          Director
------------------------
Norman Bailey

* /s/ William E. Burrell     Director
------------------------
William E. Burrell

* /s/ Francis E. Clute       Director
------------------------
Francis E. Clute

* /s/ Brian H. Hancock       Director
------------------------
Brian H. Hancock

* /s/ R. Dean Jones          Director
------------------------
R. Dean Jones

* /s/ Wayne W. Whittaker     Director
------------------------
Wayne W. Whittaker


*By:  /s/ Keith E. Waggoner                                    March 19, 1997
      ------------------------
      Keith E. Waggoner
      Attorney-in-Fact